Exhibit (i)

Drinker Biddle & Reath LLP

One Logan Square

18th and Cherry Streets

Philadelphia, PA 19103

Telephone: (215) 988-2700

Facsimile: (215) 988-2757

December 30, 2004

BlackRock Liquidity Funds

100 Bellevue Parkway

Wilmington, DE 19809

Re:	Post-Effective Amendment No. 79 to Registration Statement on Form N-1A for BlackRock Liquidity Funds (Registration Nos. 2-47015; 811-2354)

Ladies and Gentlemen:

We have acted as counsel to BlackRock Liquidity Funds, a Delaware statutory trust (the “Trust”), in connection with the preparation and filing with the Securities and Exchange Commission of the Post-Effective Amendment No. 79 to the Trust’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

The Trust is authorized to issue an unlimited number of shares of beneficial interest (the “shares”), with no par value. The Board of Trustees of the Trust has the power to create and establish one or more series of shares and one or more classes of shares within such series and to classify or reclassify any unissued shares with respect to such series and classes.

We have reviewed the Trust’s Agreement and Declaration of Trust, By-Laws, and resolutions adopted by the Trust’s Board of Trustees and such other legal and factual matters as we have deemed appropriate.

This opinion is based exclusively on the Delaware Statutory Trust Act and the federal law of the United States of America.

BlackRock Liquidity Funds

December 30, 2004

After the effective date of the Post-Effective Amendment No. 79 to the Trust’s Registration Statement, the Trust will be authorized to offer shares (“Shares”) of the series, and classes within such series, as listed in Appendix A.

BlackRock Liquidity Funds

December 30, 2004

We have assumed the following for purposes of this opinion:

1. The Shares have been, and will continue to be, issued in accordance with the Trust’s Agreement and Declaration of Trust and By-Laws and resolutions of the Trust’s Board of Trustees relating to the creation, authorization and issuance of the Shares.

2. The Shares have been, or will be, issued against consideration therefor as described in the Trust’s Prospectuses relating thereto, and that such consideration was, or will be, per share in each case at least equal to the applicable net asset value.

3. The Board of Trustees and the Trust’s officers will take all necessary actions in connection with authorizing and issuing such Shares, including, without limitation, obtaining all necessary Board authorizations and making all necessary filings.

Based on the foregoing, including without limitation the above assumptions, it is our opinion that the Shares issued after the effective date of the Post-Effective Amendment No. 79 to the Trust’s Registration Statement, pursuant to and in consideration provided for in the Registration Statement have been, or will be, when so issued, validly issued, fully paid and non-assessable by the Trust, and that the holders of the Shares of the Trust will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware (except that we express no opinion as to such holders who are also trustees of the Trust).

BlackRock Liquidity Funds

December 30, 2004

We hereby consent to the filing of this opinion as an exhibit to the Trust’s Post-Effective Amendment No. 79 to its Registration Statement on Form N-1A.

Very truly yours,

/S/ DRINKER BIDDLE & REATH LLP
Drinker Biddle & Reath LLP

APPENDIX A

Series and Classes	Series and Classes

Series A (TempFund)

Class A Institutional Shares

Class B Dollar Shares

Class C Administration Shares

Class D Cash Management Shares

Class E Cash Reserve Shares

Class F Plus Shares

Class H Bear Stearns Shares

Class J Bear Stearns Private Client Shares

Class K Bear Stearns Premier Shares

Class L Bear Stearns Premier Select Shares

Series B (TempCash)

Class A Institutional Shares

Class B Dollar Shares

Class C Administration Shares

Class D Cash Management Shares

Class E Cash Reserve Shares

Class I Cash Plus Shares

Class J Bear Stearns Private Client Shares

Class K Bear Stearns Premier Shares

Class L Bear Stearns Premier Select Shares

Series C (FedFund)

Class A Institutional Shares

Class B Dollar Shares

Class C Administration Shares

Class D Cash Management Shares

Class E Cash Reserve Shares

Class H Bear Stearns Shares

Class I Cash Plus Shares

Class J Bear Stearns Private Client Shares

Class K Bear Stearns Premier Shares

Class L Bear Stearns Premier Select Shares

Series D (T-Fund)

Class A Institutional Shares

Class B Dollar Shares

Class C Administration Shares

Class D Cash Management Shares

Class E Cash Reserve Shares

Class F Plus Shares

Class J Bear Stearns Private Client Shares

Class K Bear Stearns Premier Shares

Class L Bear Stearns Premier Select Shares

Series E (Federal Trust Fund)

Class A Institutional Shares

Class B Dollar Shares

Class C Administration Shares

Class D Cash Management Shares

Class E Cash Reserve Shares

Class G Hilliard Lyons Shares

Class J Bear Stearns Private Client Shares

Class K Bear Stearns Premier Shares

Class L Bear Stearns Premier Select Shares

Series F (Treasury Trust Fund)

Class A Institutional Shares

Class B Dollar Shares

Class C Administration Shares

Class D Cash Management Shares

Class E Cash Reserve Shares

Class J Bear Stearns Private Client Shares

Class K Bear Stearns Premier Shares

Class L Bear Stearns Premier Select Shares

Series G (MuniFund)

Class A Institutional Shares

Class B Dollar Shares

Class C Administration Shares

Class D Cash Management Shares

Class E Cash Reserve Shares

Class F Plus Shares

Class H Bear Stearns Shares

Class J Bear Stearns Private Client Shares

Class K Bear Stearns Premier Shares

Class L Bear Stearns Premier Select Shares

Series H (MuniCash)

Class A Institutional Shares

Class B Dollar Shares

Class C Administration Shares

Class D Cash Management Shares

Class E Cash Reserve Shares

Class I Cash Plus Shares

Class J Bear Stearns Private Client Shares

Class K Bear Stearns Premier Shares

Class L Bear Stearns Premier Select Shares

Series I (California Money Fund)

Class A Institutional Shares

Class B Dollar Shares

Class C Administration Shares

Class D Cash Management Shares

Class E Cash Reserve Shares

Class F Plus Shares

Class H Bear Stearns Shares

Class I Cash Plus Shares

Class J Bear Stearns Private Client Shares

Class K Bear Stearns Premier Shares

Class L Bear Stearns Premier Select Shares

Series J (New York Money Fund)

Class A Institutional Shares

Class B Dollar Shares

Class C Administration Shares

Class D Cash Management Shares

Class E Cash Reserve Shares

Class F Plus Shares

Class H Bear Stearns Shares

Class I Cash Plus Shares

Class J Bear Stearns Private Client Shares

Class K Bear Stearns Premier Shares

Class L Bear Stearns Premier Select Shares